Bank of South Carolina Corporation 10-K

Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

BANK OF SOUTH CAROLINA CORPORATION

ARTICLE I - OFFICES

The principal office of the Corporation in the State of South Carolina shall be located at 256 Meeting Street in the City of Charleston, in the County of Charleston, South Carolina. The Board of Directors shall have the power to change the location of the principal office to any other place within the limits of the County of Charleston, South Carolina, without the approval of the shareholders. The Corporation may have such other offices, as the Board of Directors may designate or as the business of the Corporation may from time to time require, without the approval of the shareholders.

ARTICLE II - SHAREHOLDERS

1.            Annual Meeting.

The regular annual meeting of the Shareholders shall be held on the second Tuesday of April in each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal or banking holiday in the State of South Carolina, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

2.            Special Meetings.

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than ten (10%) percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

3.            Place of Meeting.

The Directors may designate any place, either within or without the State, unless otherwise prescribed by statute, as the place of meeting for any annual or for any special meeting called by the Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State, unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

4.            Notice of Meeting.

Written or printed notice, stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

When a meeting is adjourned, for whatever reason, for thirty (30) days or more, notice of the adjourned meeting shall be given as provided by this section. Notice of a meeting adjourned for less than thirty (30) days need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the Corporation may transact any business which might have been transacted at the meeting at which the adjournment was taken.

5.            Closing of Transfer Books or Fixing of Record Date.

For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of Shareholders, such date, in any case, to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the Resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof, unless a new record date is fixed in accordance with the provisions of this Section 5.

6.            Voting Lists.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall, in advance of each meeting of Shareholders, prepare a complete list of the Shareholder entitled to vote at any meeting of Shareholders or adjournment thereof. Such lists shall be arranged in alphabetical order, with the address of and the number of shares held by each Shareholder. The requirement of a list shall be satisfied, and no list need be prepared, if the record of Shareholders readily shows, in alphabetical order or by alphabetical index, and by classes or series, if any, the information required to appear in a list of Shareholders. For a period commencing upon the date when notice of the meeting is given, and, in no event, less than ten (10) days prior to the date of the meeting, such list of Shareholders shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar, and shall be subject to inspection by any Shareholder at any time during usual business hours.

7.            Nominations for Director.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation, not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the President of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

8.            Quorum.

At any meeting of Shareholders, fifty (50%) percent of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of Shareholders. If less than said number of the outstanding shares are presented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

9.            Proxies.

At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Such proxy shall be dated and filed with the Secretary of the Corporation before or at the time of the meeting. The Secretary shall file all proxies in the records of the Corporation. No proxy shall be valid after eleven (11) months from the date of its execution.

10.          Voting of Shares.

Subject to the provisions of Section 13 of this Article II, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders.

11.          Voting of Shares by Certain Holders.

Shares standing in the name of a Shareholder-corporation may be voted by such officer, agent, or proxy, as the by-laws of such Shareholder-corporation may prescribed, or, in the absence of such provision, as the board of directors of such Shareholder-corporation may determine. In the absence of any such designation, the chairman of the board, president, any vice-president, secretary, and treasurer of the Shareholder-corporation shall be presumed to possess, in that order, authority to vote such shares, unless prior to such vote, it appears, by a certified copy of the by-laws or other instrument of the Shareholder-corporation, that such authority does not exist or is vested in some other officer or person. In case of conflicting representation of the Shareholder-corporation, the shares shall be voted by the senior officer, in the order stated.

Shares held by an administrator, executor, guardian, or committee may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Any other fiduciary, upon proof satisfactory to the Corporation of his authority to vote, may vote shares which stand of record in the name of the person for whom he is such fiduciary.

A minor may vote, in person or by proxy, shares which stand of record in his name, and may not thereafter disaffirm or avoid such vote.

Shares held by a person as custodian for a minor under the South Carolina Uniform Gifts to Minors Act (Sections 20-7-140 to 20-7-270, South Carolina Code of Laws, 1976, as amended) may be voted by the custodian, subject to applicable provisions of that act.

Shares held by or under the control of a trustee in bankruptcy or receiver or liquidator, may be voted by him without the transfer thereof into his name if authority to do so is conferred by statute or is authorized by the court which appointed such trustee, receiver, or liquidator. An assignee for the benefit of creditors may vote shares standing in the name of the assignor, unless otherwise provided in the instrument of assignment.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the records of the Corporation into the name of the pledgee or a nominee of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so long as they stand of record in the pledgee’s name.

Shares standing in the name of a partnership may be voted by any partner and shares standing in the name of a limited partnership may be voted by any general partner.

Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy.

12.          Informal Action by Shareholders.

Any action required to be taken at a meeting of the Shareholders or any other action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and is filed with the Secretary of the Corporation as part of the corporate records.

13.          Cumulative Voting.

At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one (1) candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates. A Shareholder who intends to vote his shares as provided in this Section shall either (1) give written notice of such intention to the President or other officer of the Corporation not less than forty-eight (48) hours before the time fixed for the meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence; and all Shareholders entitled to vote at such meeting shall, without further notice, be entitled to cumulate their votes.

14.          Order of Business.

The order of business at all meetings of the Shareholders shall be as follows:

1.       Roll Call

2.       Proof of Note of Meeting or Waiver or Notice

3.       Reading of Minutes of Preceding Meeting

4.       Action on Proxy Items

5.       Reports of Officers

6.       Unfinished Business

7.       New Business

ARTICLE III - BOARD OF DIRECTORS

1.            General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors. Except as expressly limited by law, all corporate powers of this Corporation shall be vested in and may be exercised by the Board of Directors. The Directors shall, in all cases, act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with these By-Laws, and the Laws of this State.

2.            Number, Tenure, and Qualifications.

The initial number of Directors of the Corporation shall be nineteen (19). Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified. The number of directors may be increased or decreased from time to time by a majority vote of the Board of Directors or the shareholders up to a maximum of twenty- five (25) and a minimum of fifteen (15). Each Director, during the full term of his directorship, shall own a minimum of one hundred (100) shares of unencumbered and unpledged shares of stock of this Corporation.

3.            Regular Meetings.

A regular meeting of the Directors shall be held, without other notice than this By-Law, immediately after and at the same place at the annual meeting of Shareholders. The Directors may provide, by Resolution, the time and place for the holding of additional regular meetings without other notice than such Resolution.

4.            Special Meetings.

Special meetings of the Directors may be called by or at the request of the President of the Corporation or by a majority of the Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

5.            Notice.

Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice of a meeting of Directors need not be given to a Director who signs a waiver of notice, either before or after the meeting. Attendance of a Director at a meeting shall, of itself, constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.            Quorum.

A majority of the number of Directors fixed by Section 2 of this Article III then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

7.            Manner of Acting.

The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

8.            Action Without a Meeting.

Action taken without a meeting by a majority of Directors shall be deemed action of the Board of Directors if all Directors execute, either before or after the action is taken, a written consent thereto and the consent is filed with the records of the Corporation.

9.            Newly Created Directorships and Vacancies.

Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason, except the removal of Directors without cause, may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Shareholders. A Director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

10.          Removal of Directors.

Any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the Shareholders.

11.          Resignation.

A Director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of the resignation shall not be necessary to make it effective.

12.          Compensation.

By Resolution of the Board of Directors a sum may be set as compensation for Directors and/or, a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized. All compensation due to Directors as directors shall be in such form as determined by the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may also authorize compensation for service on committees.

13.          Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

14.          Executive Committee.

The President of the Corporation may designate from among members of the Board of Directors an Executive Committee to be composed of seven Directors, and other committees. Such committees and members thereof shall serve at the pleasure of the Board of Directors and exercise such functions as committed to them by a majority of the Board of Directors.

15.          Investment Committee.

There shall be an Investment Committee composed of five Directors, or such larger number as approved by the Board of Directors, appointed by the Board of Directors annually or more often. The Investment Committee shall have the power to insure adherence to Investment Policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

16.          Audit Committee.

There shall be an Audit Committee composed of not less than five (5) Directors, or such larger number as approved by the Board of Directors annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within fifteen (15) months of the last such examination into the affairs of the Corporation or cause suitable examination to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board of Directors at the next regular meeting thereafter. Such report shall state whether the Corporation is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

17.          Other Committees.

The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine.

ARTICLE IV - OFFICERS

1.            General.

Except with respect to the offices of Chairman of the Board of Directors and President, any two (2) or more offices may be held by the same person, but no officer may act in more than one (1) capacity when action by two (2) or more officers is required.

2.            Election and Term of Office.

The officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.            Removal.

Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever, in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.            Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Directors for the unexpired portion of the term; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.

5.            President.

The Board of Directors shall appoint one of its members to be President of the Corporation. The President shall be the principal executive officer of the Corporation and shall report to the Chairman of the Board of Directors. Subject to the control of the Directors, the President shall, in general, supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by Law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

6.            Vice-President.

The Board of Directors may appoint one or more Vice-Presidents. One Vice-President shall be designated by the Board of Directors, in the absence of the President or in the event of his death or inability or refusal to act, to perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall have such powers and duties as from time to time may be assigned to him by the President or by the Directors.

7.            Secretary.

The Board of Directors shall appoint a Secretary or other designated officer who shall be the Secretary of the Board of Directors and of the Corporation. The Secretary shall (a) keep the minutes of the Shareholders’ and of the Directors’ meetings in one (1) or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by Law, (c) be custodian of the corporate records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents, the execution of which, on behalf of the Corporation under its Seal, is duly authorized, (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by Shareholder, (e) sign, with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by Resolution of the Board of Directors, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

8.            Other Officers.

The Board of Directors will appoint a Chairman and may appoint a Vice Chairman of the Board of Directors and one or more Assistant Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, or the President.

9.            Salaries

The salaries of the President, all vice presidents and above shall be fixed from time to time by the Directors; the salaries of all other officers shall be fixed from time to time by the President (or his designee) within guidelines established by the Board of Directors; and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V - EXECUTION OF INSTRUMENTS

1.            Execution of Instruments.

All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents that have been duly authorized to be executed on behalf of the Corporation by action of the Board of Directors may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the President, or any Vice President, or the Secretary, or, if in connection with exercise of fiduciary powers of the Corporation, by any of said officers, by their manual or facsimile signatures. Any such instruments may also be executed in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Article V are supplementary to any other provision of these ByLaws.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.           Certificates for Shares.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, Assistant Secretary, or by such other officers authorized by Law and by the Board of Directors so to do and sealed with the corporate Seal. Each certificate representing shares shall state upon the face thereof:

a.       That the Corporation is organized under the Laws of the State of South Carolina;

b.       The name of the person to whom issued;

c.       The number and class of shares and the designation of the series, if any, which such certificate represents; and

d.       The par value of each share represented by such certificate or a statement that the shares are without par value.

All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.            Transfer of Shares.

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. Title to a certificate and to the shares in a Corporation represented thereby can be transferred only (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE VIII - DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by Law and, its Articles of Incorporation.

ARTICLE IX - SEAL

The Board of Directors shall provide a corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of incorporation, year of incorporation, and the words “Corporate Seal”.

ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by Law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - INDEMNIFICATION

The Corporation shall indemnify any person who is or was a Director, officer, employee, or agent of the Corporation who is made a party to any suit, action, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, including attorney fees actually or reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including any claim, judgments, amounts paid in settlement, and attorney fees except that no indemnification shall be made in respect for a criminal proceeding or as to such person guilty of a violation of a criminal law, or as to which such person shall have been adjudged to be liable for willful or gross negligence or willful misconduct in the performance of his duty to the Corporation.

ARTICLE XIII - BY-LAWS

1.            Amendments.

The holders of a majority of shares entitled to vote to elect Directors may alter, amend, or repeal these By-Laws or adopt new By-Laws, provided that the Board of Directors may alter, amend, or repeal these By-Laws or adopt new By-Laws, subject always to the right of the Shareholders as above to alter, amend, or repeal these By-Laws or adopt new By-Laws.

2.            Inspection.

A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all Shareholders, during banking hours.